Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-293483

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 7, 2026

Preliminary Prospectus Supplement

(To Prospectus dated February 13, 2026)

€

€                 % Senior Notes due 20

€                 % Senior Notes due 20

€                 % Senior Notes due 20

€                 % Senior Notes due 20

€                 % Senior Notes due 20

The    % senior notes due 20  , which we refer to as the “20   notes,” will mature on                 , 20       , the     % senior notes due 20    , which we refer to as the “20   notes,” will mature on       , 20     , the      % senior notes due 20    , which we refer to as the “20    notes,” will mature on       , 20     , the     % senior notes due 20    , which we refer to as the “20     notes,” will mature on      , 20    , and the    % senior notes due 20    , which we refer to as the “20   notes,” will mature on                 , 20   . We refer to the 20   notes, the 20   notes, the 20   notes, the 20    notes and the 20    notes collectively as the “notes.” We will pay interest annually in arrears (i) on the 20      notes on    of each year, beginning on                 , 2027, (ii) on the 20    notes on           of each year, beginning on      , 2027, (iii) on the 20      notes on    of each year, beginning on                 , 2027, (iv) on the 20      notes on    of each year, beginning on                 , 2027 and (v) on the 20      notes on    of each year, beginning on                 , 2027.

We may redeem the notes of each series in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.” In addition, we may redeem the notes in whole, but not in part, at any time at our option in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts as described under “Description of Notes—Redemption for Tax Reasons.” The notes will be unsecured obligations of ours and rank equally with our existing and future unsecured senior indebtedness. The notes will be issued only in registered book-entry form and in denominations of €100,000 and integral multiples of €1,000 thereafter.

Investing in the notes involves risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Uber(1)
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Total	€		€		€

(1)	Plus accrued interest, if any, from , 2026.

We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently, there is no public market for the notes.

We expect to deliver the notes to investors in book-only form only through a common depositary of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, the “clearing systems”), on or about    , 2026, which is the fifth London business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+5”). See “Underwriting”. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors in this regard.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BNP PARIBAS	BofA Securities	Deutsche Bank	Morgan Stanley

        , 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us. The second part is the accompanying prospectus dated February 13, 2026, which is part of our Registration Statement on Form S-3 (File No. 333-293483). The accompanying prospectus provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which do not apply to this offering. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page S-48.

We have not, and the underwriters have not, authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states (each, a “Member State”) of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States and is presented in U.S. dollars.

Stabilization

IN CONNECTION WITH THIS OFFERING, GOLDMAN SACHS & CO. LLC (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF ANY STABILIZING MANAGER), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. ANY STABILIZATION ACTION OR OVER-ALLOTMENT WILL BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

S-ii

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation, and any offer of the notes in any Member State of the EEA is made pursuant to an exemption under the Prospectus Regulation.

MiFID II product governance/Professional investors and Eligible Counter Parties (“ECPs”) only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any offer of the notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA.

S-iii

This prospectus supplement and the accompanying prospectus are not being made, and have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are not being distributed to, and must not be passed on to, the general public in the United Kingdom. Such documents are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

UK MiFIR product governance/Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

S-iv

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our ability to successfully defend litigation and government proceedings brought against us, including with respect to our relationship with drivers and couriers, and the potential impact on our business operations and financial performance if we are not successful;
●	our ability to successfully compete in highly competitive markets;
●	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, ability to generate or maintain positive Adjusted EBITDA and Free Cash Flow, expenses, and other results of operations;
●	our expectations regarding future operating performance, including but not limited to our expectations regarding future Monthly Active Platform Consumers (“MAPCs”), Trips, Gross Bookings, and Revenue Margin (defined as revenue as a percentage of Gross Bookings);
●	our expectations regarding our competitors’ use of incentives and promotions and the effects of such incentives and promotions on our growth and results of operations;
●	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;
●	our anticipated capital expenditures and our estimates regarding our capital requirements;
●	our ability to close and integrate acquisitions into our operations;
●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;
●	the size of our addressable markets, market share, category positions, and market trends, including our ability to grow our business;
●	the safety, affordability, and convenience of our platform and our offerings;
●	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
●	our ability to effectively manage our growth and maintain and improve our corporate culture;
●	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;
●	our ability to maintain, protect, and enhance our intellectual property rights;

S-v

●	our ability to introduce new products and offerings and enhance existing products and offerings;
●	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;
●	our ability to successfully renew licenses to operate our business in certain jurisdictions;
●	our ability to successfully respond to global economic conditions, including rising inflation and interest rates;
●	the availability of capital to grow our business;
●	volatility in the business or stock price of our minority-owned entities;
●	our ability to meet the requirements of our existing debt and draw on our line of credit;
●	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;
●	our ability to comply with existing, modified, or new laws and regulations applying to our business;
●	the impact of a catastrophic event such as a disease, weather event, war, or terrorist attack on our business, results of operations, financial position and cash flows;
●	our ability to implement, maintain, and improve our internal control over financial reporting;
●	expectations in connection with the proposed acquisition of Delivery Hero; and
●	our anticipated use of the net proceeds from this offering.

These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks, uncertainties and other factors in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements as predictions of future events. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

S-vi

Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and notes to those financial statements. Except as otherwise indicated, all references in this prospectus supplement to “Uber,” “we,” “our” and “us” refer to Uber Technologies, Inc. and its consolidated subsidiaries.

Our Business

Uber is a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform.

Our technology is available in over 70 countries around the world, principally in the United States and Canada, Latin America, Europe (excluding Russia), the Middle East, Africa, and Asia Pacific (excluding China and Southeast Asia).

Corporate Information

We were founded in 2009 and incorporated as Ubercab, Inc., a Delaware corporation, in July 2010. In February 2011, we changed our name to Uber Technologies, Inc. Our principal executive offices are located at 1725 3rd Street, San Francisco, California 94158, and our telephone number is (415) 612-8582.

Our website address is www.uber.com and our investor relations website is located at https://investor.uber.com. Information contained on or accessible through our websites is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website addresses in this prospectus supplement is an inactive textual reference only.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the notes offered hereby, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. For purposes of this section, references to “Uber,” “the Company,” “we,” “us” and “our” refer only to Uber Technologies, Inc. and not to any of its current or future subsidiaries.

Issuer	Uber Technologies, Inc.

Securities Offered	€ aggregate principal amount of % senior notes due 20 (the “20 notes”).
€ aggregate principal amount of % senior notes due 20 (the “20 notes”).
€ aggregate principal amount of % senior notes due 20 (the “20 notes”).
€ aggregate principal amount of % senior notes due 20 (the “20 notes”).
€ aggregate principal amount of % senior notes due 20 (the “20 notes”).

Maturity Dates	20 notes: , 20 .
20 notes: , 20 .
20 notes: , 20 .
20 notes: , 20 .
20 notes: , 20 .

Interest Rates	20 notes: % per year.
20 notes: % per year.
20 notes: % per year.
20 notes: % per year.
20 notes: % per year.

Interest Payment Dates	Interest will be paid annually in arrears (i) on the 20 notes on of each year, beginning on , 2027; (ii) on the 20 notes on of each year, beginning on , 2027; (iii) on the 20 notes on of each year, beginning on , 2027; (iv) on the 20 notes on of each year, beginning on , 2027; and (v) on the 20 notes on of each year, beginning on , 2027.

Currency of Payments	All payments of interest on and the principal of the notes and any redemption price for, or additional amounts as described under “Description of Notes—Payment of Additional Amounts,” if any, with respect to, the notes will be made in euros. If we are unable to obtain euros in amounts sufficient to make a required payment under the notes due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then Member States of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of Notes—Issuance in Euro; Payment on the Notes.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately € million, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Optional Redemption	We may redeem the notes of each series, in whole or in part, at any time and from time to time, prior to maturity, at the respective redemption prices described under “Description of Notes—Optional Redemption.”

Redemption for Tax Reasons	We may redeem the notes of each series, in whole, but not in part, in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts as described under “Description of Notes—Payment of Additional Amounts” with respect to the notes. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, on the notes to be redeemed to, but not including, the redemption date. See “Description of Notes—Redemption for Tax Reasons.”

Payment of Additional Amounts	We will pay additional amounts on the notes to each holder that is not a United States person (as defined under “Description of Notes—Payment of Additional Amounts”) in respect of withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, subject to the exceptions and limitations set forth under “Description of Notes—Payment of Additional Amounts.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes—Repurchase Upon a Change of Control.”

Ranking

The notes will be:

●     our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

●     structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

●     effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of June 30, 2026, we had approximately $12.6 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of June 30, 2026, our subsidiaries had approximately $15.8 billion of total liabilities (including debt, trade and other payables but excluding liabilities of a type not required to be reflected on a consolidated balance sheet in accordance with GAAP) that would have been structurally senior to the notes, including liabilities in respect of our 0% exchangeable senior notes due 2028, which are guaranteed by, and secured by certain pledged reference property of, our indirect subsidiary, Neben Holdings, LLC.

As of June 30, 2026, we had no outstanding borrowings under our revolving credit facility or commercial paper program, and had letters of credit outstanding of $2.3 billion, $324 million of which are issued under our revolving credit facility. In July 2026, we entered into a bridge credit agreement, which provides for €14.2 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero, and in August 2026, we entered into a term loan credit agreement, which provides for €4.0 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero (and which reduced the commitments under the bridge credit agreement by a corresponding amount to €10.2 billion). In addition, in August 2026, we refinanced our revolving credit facility and increased the size of the facility to $7.7 billion in the aggregate principal amount of commitments.

The indenture does not limit the amount of debt we may incur.

Additional Issuances	We may create and issue additional notes of any series with the same terms (except for the issue date, the public offering price, the first interest payment date (under certain circumstances) and the payment of interest accruing prior to the issue date of such additional notes) as the notes of the corresponding series so that such additional notes shall be consolidated and form a single series with the notes of the corresponding series, provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP, ISIN or other identifying numbers.

Listing	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently, there is no public market for the notes.

Denominations	The notes will be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Governing Law	New York.

Trustee, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Paying Agent	U.S. Bank Europe DAC, UK Branch.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.

ISIN	20 notes: 20 notes: 20 notes: 20 notes: 20 notes:

Risk Factors

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risk factors set forth below, including the risks related to the notes, as well as the risk factors related to our business and operations described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that we do not currently know about, or that we currently believe are immaterial, may also adversely impact our business, financial condition and results of operations.

Risks Related to the Notes

The notes are our obligations and not the obligations of our subsidiaries and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes are exclusively our obligations and not those of our subsidiaries. A significant portion of our operations are conducted through our subsidiaries. None of our subsidiaries is a guarantor of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. As of June 30, 2026, our subsidiaries had approximately $15.8 billion of total liabilities (including trade payables but excluding liabilities of a type not required to be reflected on a consolidated balance sheet in accordance with GAAP) that would have been structurally senior to the notes, including liabilities in respect of our 0% exchangeable senior notes due 2028, which are guaranteed by, and secured by certain pledged reference property of, our indirect subsidiary, Neben Holdings, LLC. In addition, the indenture that will govern the notes offered hereby will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, we derive a significant portion of our revenues from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries currently have or may incur to the extent of the value of the assets securing such debt.

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of our subsidiaries may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount available to be paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes has limited covenants and provides only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture governing the notes contains only limited protections for holders of the notes. In particular, the indenture does not contain financial covenants or restrictions on debt incurrence by us or our subsidiaries. We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional debt securities ranking equally and ratably with, and having the same terms and conditions as, the notes (other than the original issuance date and, under certain circumstances, the issue price and the initial interest payment date), so that such additional debt securities will be consolidated and form a single series with the notes, including for purposes of voting and redemptions, provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP, ISIN or other identifying numbers. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the trading value of your notes, if any, and causing a risk that the credit rating of the notes is lowered or withdrawn.

The indenture also does not limit our or our subsidiaries’ ability to issue or repurchase debt or other securities, pay dividends or engage in, or to otherwise be a party to, a variety of corporate transactions. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes. In addition, the covenants in the indenture restricting our ability to create liens on our assets and enter into sale and leaseback transactions only apply to the extent that the liens are created on any of our or our subsidiaries’ principal properties or the property subject to the sale leaseback transaction is one of our or our subsidiaries’ principal properties. As of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture. The foregoing covenants, in addition to other covenants in the indenture restricting our ability to merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are further described under “Description of Notes—Certain Covenants” in this prospectus supplement, under “Consolidation, Merger, or Sale” in the accompanying prospectus and in the indenture.

We have incurred a significant amount of debt and may in the future incur additional indebtedness. Our payment obligations under such indebtedness, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may limit the funds available to us, and the terms of our debt agreements may restrict our flexibility in operating our business.

As of June 30, 2026, we had approximately $12.6 billion aggregate principal amount of indebtedness for borrowed money outstanding. In addition, as of June 30, 2026, up to approximately $128 million of Careem Convertible Notes remain subject to future issuance to Careem stockholders. In July 2026, we entered into a bridge credit agreement, which provides for €14.2 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero, and in August 2026, we entered into a term loan credit agreement, which provides for €4.0 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero (and which reduced the commitments under the bridge credit agreement by a corresponding amount to €10.2 billion). As of June 30, 2026, we had the ability to access additional borrowings of up to $4.7 billion under our revolving credit facility (of which the aggregate facility size was subsequently increased to $7.7 billion in August 2026) and up to $2.0 billion under our commercial paper program. Subject to the limitations in the terms of our existing and future indebtedness, we and our subsidiaries may incur additional debt, secure existing or future debt, or refinance our debt. In particular, we expect to incur additional debt in connection with our proposed acquisition of Delivery Hero, and we may need to incur additional debt to finance the purchase of autonomous vehicles or infrastructure to support autonomous vehicles, and such financing may not be available to us on attractive terms or at all.

We may be required to use a substantial portion of our cash flows from operations to pay interest and principal on our indebtedness. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments, which may in turn limit our ability to implement our business strategy, heighten our vulnerability to downturns in our business, the industry, or in the general economy, limit our flexibility in planning for, or reacting to, changes in our business and the industry, and prevent us from taking advantage of business opportunities as they arise. We cannot assure you that our business will generate sufficient cash flow from operations or that future financing will be available to us in amounts sufficient to enable us to make required and timely payments on our indebtedness, or to fund our operations. To date, we have used a substantial amount of cash for operating activities, and we cannot assure you when we will begin to generate cash from operating activities in amounts sufficient to cover our debt service obligations.

In addition, under certain of our existing debt instruments, we and certain of our subsidiaries are subject to limitations regarding our business and operations, including limitations on incurring additional indebtedness and liens, and limitations on certain consolidations, mergers, and sales of assets. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital to pursue business opportunities, including potential acquisitions or divestitures. Any default under our debt arrangements could require us to repay our debt immediately, and may limit our ability to obtain additional financing, which in turn may have an adverse effect on our cash flows and liquidity.

In addition, we are exposed to interest rate risk related to some of our indebtedness. The fair value of our fixed rate notes are likely to fluctuate with movements of interest rates, increasing in periods of declining rates of interest and declining in periods of increasing rates of interest.

There is no public market for the notes, which could limit their market price or your ability to sell them.

The notes are new issues of securities with no established trading markets. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that active trading markets for the notes will develop or, if developed, that they will continue. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist any or each series of the notes at any time.

We cannot assure you that trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. Moreover, even if markets for the notes develop, the notes could trade at substantial discounts from their face amounts. If no active trading markets develop, or if market conditions change, you may be unable to resell the notes at any price or at their fair market value.

If a trading market does develop, changes in our ratings or the financial markets could adversely affect the market price of the notes.

The market price of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by rating agencies, the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In particular, if prevailing interest rates increase, the market price of the notes would be adversely affected.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and there can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem the notes, in whole or in part, prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Repurchase Upon a Change of Control,” upon the occurrence of a Change of Control Triggering Event, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Triggering Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by two of three rating agencies. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which may result in a default under the notes and other indebtedness.

Unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes upon the occurrence of a Change of Control Triggering Event. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing our other indebtedness.

Holders of the notes will receive payments in euros.

All payments of interest on, principal of and any redemption price for the notes will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euros. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

●	significant changes in rates of exchange between the euro and the investor’s home currency; and
●	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

In addition, if one or more Member States of the European Monetary Union were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of the governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.

The European Union or one or more of its Member States may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis described under “Description of Notes—Issuance in Euro; Payment on the Notes.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The notes will initially be held in book-entry form and therefore investors must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.

The notes will initially only be issued in registered global form and held through Clearstream and Euroclear. Interests in the global notes (as such term is defined in “Description of Notes—Book-Entry; Delivery and Settlement—Global Clearance and Settlement”) will trade in book-entry form only. Unless and until the notes in definitive registered form are issued in exchange for book-entry interests, owners of book-entry interests will not be considered owners or holders of the notes. The common depositary (or its nominee) for the accounts of Clearstream and Euroclear will be the registered holder of the global notes. Payments in respect of the global notes representing the notes (including principal, premium, if any, interest and additional amounts, if any) will be made to the paying agent. The paying agent will then make such payments to the common depositary (or its nominee) for Clearstream and Euroclear. The common depositary (or its nominee) will in turn distribute such payments to participants in accordance with its procedures. After payment to the common depositary (or its nominee), we, the trustee and the paying agent will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Clearstream or Euroclear, as applicable, and if you are not a participant in Clearstream or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of notes under the indenture. See “Description of Notes—Book-Entry; Delivery and Settlement—Global Clearance and Settlement.” Payments in respect of the global notes representing the notes (including principal, premium, if any, interest and additional amounts, if any) will be made to the paying agent one business day prior to the date such payment is due.

Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear or Clearstream or, if applicable, a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture, unless and until notes in definitive registered form are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Clearstream or Euroclear. We, the trustee and the paying agent cannot assure you that the procedures to be implemented through Clearstream or Euroclear will be adequate to ensure the timely exercise of rights under the notes. See “Description of Notes—Book-Entry; Delivery and Settlement—Global Clearance and Settlement.”

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately €         million, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering, if completed, for general corporate purposes.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of June 30, 2026:

●	on an actual basis; and
●	on an as adjusted basis giving effect to the issuance of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, but without giving effect to the application of the estimated net proceeds of this offering.

You should read this table in conjunction with our condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2026
	Actual	As Adjusted
	(Unaudited, dollars in millions)
Cash and cash equivalents	$4,870	$

Total debt(1):
Revolving Credit Facility(2)	$—	$
2026 Term Loan	2,000
0.875% Convertible Notes due 2028	1,725
0% Exchangeable Senior Notes due 2028(3)	1,150
4.50% Senior Notes due 2029	1,500
4.30% Senior Notes due 2030	1,250
4.15% Senior Notes due 2031	1,000
4.80% Senior Notes due 2034	1,500
4.80% Senior Notes due 2035	1,250
5.35% Senior Notes due 2054	1,250

% Senior Notes due 20 offered hereby(4)	—
% Senior Notes due 20 offered hereby(4)	—
% Senior Notes due 20 offered hereby(4)	—
% Senior Notes due 20 offered hereby(4)	—
% Senior Notes due 20 offered hereby(4)	—
Total debt	12,625
Total Uber Technologies, Inc. stockholders’ equity	27,316
Total capitalization	$39,941	$

(1)	Represents the aggregate principal amount of our total debt and not the carrying amount of the notes.
(2)	As of June 30, 2026, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $2.3 billion, $324 million of which are issued under our revolving credit facility.
(3)	As of June 30, 2026, the carrying amount of the 0% Exchangeable Senior Notes due 2028 was $1.3 billion.
(4)	Amount translated using the exchange rate of €1 to $ on September , 2026, as reported at 9:00 a.m. (London Time) by the London Stock Exchange.

In July 2026, we entered into a bridge credit agreement, which provides for €14.2 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero, and in August 2026, we entered into a term loan credit agreement, which provides for €4.0 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero (and which reduced the commitments under the bridge credit agreement by a corresponding amount to €10.2 billion). In addition, in August 2026, we refinanced our revolving credit facility and increased the size of the facility to $7.7 billion in the aggregate principal amount of commitments.

Description of Notes

We will issue €                aggregate principal amount of                 % Senior Notes due 20                 (the “ 20  notes”), €  aggregate principal amount of     % Senior Notes due 20   (the “20   notes”), €     aggregate principal amount of % Senior Notes due 20   (the “20   notes”), €      aggregate principal amount of     % Senior Notes due 20    (the “20   notes”) and €       aggregate principal amount of     % Senior Notes due 20   (the “20    notes” and, together with the 20   notes, the 20   notes, the 20   notes and the 20   notes, the “notes”). The notes will be issued as separate series of debt securities under that certain indenture dated September 9, 2024 between us and U.S. Bank Trust Company, National Association, as trustee (the “base indenture”). The base indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The specific terms of each other series that we may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the provisions of the TIA are and will be incorporated in and form a part of the indenture. The following description is a summary, and does not describe every aspect of the notes, the indenture and those terms made a part of the indenture by reference to the TIA. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the indenture and the notes because they define your rights as a holder of the notes. The covenant provisions of the indenture described below under the caption “Description of Notes—Certain Covenants” will apply to the notes.

For purposes of this section, references to “Uber,” “the Company,” “we,” “us” and “our” refer only to Uber Technologies, Inc. and not to any of its current or future subsidiaries.

General

The 20   notes will be limited initially to €   aggregate principal amount, the 20  notes will be limited initially to €       aggregate principal amount, the 20     notes will be limited initially to €    aggregate principal amount, the 20   notes will be limited initially to €    aggregate principal amount and the 20    notes will be limited initially to €      aggregate principal amount, but we may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series, issue additional notes of any such series having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes of such series, and such additional notes, together with the original notes of the applicable series, will constitute a single series of notes for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions; provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP, ISIN or other identifying numbers.

The notes will be:

●	our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

●	structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

●	effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of June 30, 2026, we had approximately $12.6 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of June 30, 2026, our subsidiaries had approximately $15.8 billion of total liabilities (including debt, trade and other payables but excluding liabilities of a type not required to be reflected on a consolidated balance sheet in accordance with GAAP) that would have been structurally senior to the notes, including liabilities in respect of our 0% exchangeable senior notes due 2028, which are guaranteed by, and secured by certain pledged reference property of, our indirect subsidiary, Neben Holdings, LLC. As of June 30, 2026, we had no outstanding borrowings under our revolving credit facility and commercial paper program, and had letters of credit outstanding of $2.3 billion, $324 million of which are issued under our revolving credit facility. In July 2026, we entered into a bridge credit agreement, which provides for €14.2 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero, and in August 2026, we entered into a term loan credit agreement, which provides for €4.0 billion in aggregate amount of commitments for senior unsecured loans in connection with our proposed acquisition of Delivery Hero (and which reduced the commitments under the bridge credit agreement by a corresponding amount to €10.2 billion). In addition, in August 2026, we refinanced our revolving credit facility and increased the size of the facility to $7.7 billion in the aggregate principal amount of commitments.

The notes will be issued in fully registered form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. See “ —Book-Entry; Delivery and Settlement—Global Clearance and Settlement.”

Principal and Interest

The 20   notes will mature on   , 20   , the 20   notes will mature on     , 20  , the 20  notes will mature on   , 20  , the 20  notes will mature on     , 20  and the 20  notes will mature on     , 20  . No sinking fund will be provided with respect to the notes.

Interest on the 20  notes will accrue at the rate of   % per annum, interest on the 20  notes will accrue at the rate of  % per annum, interest on the 20  notes will accrue at the rate of   % per annum, interest on the 20  notes will accrue at the rate of   % per annum and interest on the 20   notes will accrue at the rate of    % per annum. We will pay interest on the notes from          , 2026, or from the most recent interest payment date to which interest has been paid or duly provided for, annually in arrears: (i) with respect to the 20   notes on       of each year, commencing      , 2027; (ii) with respect to the 20   notes on       of each year, commencing      , 2027; (iii) with respect to the 20   notes on       of each year, commencing      , 2027; (iv) with respect to the 20   notes on       of each year, commencing      , 2027; and (v) with respect to the 20   notes on       of each year, commencing      , 2027, in each case until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business on (whether or not a business day) immediately preceding the relevant interest payment date, or, if the notes are represented by one or more global notes, the close of business on the clearing system business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or          , 2026, if no interest has been paid on the notes) to, but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Market Association.

If any interest payment date or date of maturity of principal of the notes falls on a day that is not a business day, then payment of interest or principal will be made on the next succeeding business day with the same force and effect as if made on the nominal interest payment date or the date of maturity, and no interest will accrue or be payable to holders for the period after such nominal date.

The term “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates. The rights of holders of beneficial interests of notes to receive the payments of interest on such notes are subject to the applicable procedures of Clearstream and Euroclear.

Issuance in Euro; Payment on the Notes

All payments of interest on and the principal of the notes and any redemption price for, or additional amounts as described under “—Payment of Additional Amounts,” if any, with respect to, the notes will be made in euros. If we are unable to obtain euros in amounts sufficient to make a required payment under the notes due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments will be made in U.S. dollars until the euro is again available to us or so used.

The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the paying agent will have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors” and the discussion of the foreign currency rules under “Certain U.S. Federal Income Tax Considerations.”

Listing

We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently, there is no public market for the notes.

Optional Redemption

Prior to the applicable Par Call Date (as defined below) for a series of notes, such series of notes will be redeemable, in whole or in part, at any time and from time to time, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the applicable series to be redeemed (exclusive of interest accrued to the redemption date) that would have been payable if such redemption had been made on the applicable Par Call Date (assuming the notes of such series matured on such date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus (i)   basis points in the case of the 20   notes, (ii)   basis points in the case of the 20   notes, (iii)   basis points in the case of the 20  notes, (iv)   basis points in the case of the 20   notes or (v)   basis points in the case of the 20  notes; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, to the redemption date.

On or after the applicable Par Call Date for a series of notes, we may redeem such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Comparable Government Bond Rate” means, with respect to any redemption date for a series of notes, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the Comparable Government Bond (as defined below), assuming a price for the Comparable Government Bond (expressed as a percentage of its principal amount) equal to the Comparable Government Bond Price for such redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, the German government bond (Bundesanleihe) selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of the applicable series of notes.

“Comparable Government Bond Price” means, with respect to any redemption date for a series of notes, (1) the arithmetic average of the Reference Government Bond Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (2) if we obtain fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Independent Investment Banker” means one of the Reference Government Bond Dealers selected by us.

“Par Call Date” means (i) with respect to the 20  notes,    , 20 (    months prior to the maturity date of the 20  notes), (ii) with respect to the 20  notes,  , 20  (   months prior to the maturity date of the 20  notes), (iii) with respect to the 20  notes,     , 20  (    months prior to the maturity date of the 20  notes), (iv) with respect to the 20  notes,     , 20  (    months prior to the maturity date of the 20  notes) and (v) with respect to the 20  notes,    , 20  (    months prior to the maturity date of the 20  notes).

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any redemption date for a series of notes, the arithmetic average, as determined by us, of the bid and asked prices for the Comparable Government Bond (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Government Bond Dealer at 11:00 a.m., Central European Time (CET), on the third business day preceding such redemption date.

“Reference Government Bond Dealer” means (i) each of Goldman Sachs & Co. LLC, BNP PARIBAS, Deutsche Bank AG, London Branch, Merrill Lynch International, Morgan Stanley & Co. International plc, or any of their affiliates that are primary European government securities dealers, and their respective successors; provided that if any of the foregoing or any of their affiliates shall cease to be a primary European government securities dealer (“Primary Dealer”), we shall substitute therefor another Primary Dealer and (ii) two other Primary Dealers selected by us.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee and the paying agent shall have no obligation to determine or verify any determination of the redemption price or select any Independent Investment Banker.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with Clearstream or Euroclear procedures, as applicable) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. The notice of redemption for such notes will state, among other things, the series of notes to be redeemed, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date if any such redemption has been rescinded or delayed, and the trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.

The notes are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “—Redemption for Tax Reasons.”

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair (subject to the applicable procedures of Clearstream or Euroclear). No notes of a principal amount of €1,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by Clearstream or Euroclear, as applicable, the redemption of the notes shall be done in accordance with the policies and procedures of the applicable clearing system.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

No Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described under the caption “— Repurchase Upon a Change of Control.”

We may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as the acquisition does not otherwise violate the terms of the indenture.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal, premium, if any, and interest with respect to the notes to a holder that is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

1.	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
a.	being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;
b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment in respect of the notes or the enforcement of any rights under the indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;
c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;
d.	being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, of us; or
e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
2.	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
3.	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
4.	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on the notes;
5.	to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge;

6.	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
7.	to any tax, assessment or other governmental charge required to be imposed, withheld or deducted pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
8.	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
9.	to any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code; or
10.	to any tax imposed as a result of any combination of items (1) through (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge. References in this prospectus supplement and the accompanying prospectus to any payment on the notes include the related payment of additional amounts, as applicable. Neither the trustee nor the paying agent shall have any responsibility or obligation to determine if additional amounts pursuant to the foregoing are due and payable or to verify the amount of any such additional amounts.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States) or the official position regarding the application or interpretation thereof, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to any series of notes, then we may at any time at our option redeem, in whole, but not in part, the notes of such series on not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, on the notes of such series to be redeemed to, but not including, the redemption date.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes in full, as described above, have defeased the notes or have satisfied and discharged the notes as described below, we will make an offer to each holder (the “Change of Control Offer”) to repurchase any and all of such holder’s notes at a repurchase price in cash equal to 101% of the principal amount of the notes to be repurchased (such principal amount to be equal to €100,000 or an integral multiple of €1,000 in excess of €100,000) plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be given to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice.

We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

●	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

●	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased, that all conditions precedent contained in the indenture to make a Change of Control Offer have been complied with and that the Change of Control Offer has been made in compliance with the indenture.

In addition to our optional redemption rights and our redemption rights in connection with certain changes in tax laws of the United States, if holders of not less than 90% in aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described below, purchase all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 60 days following such repurchase pursuant to the Change of Control Offer described above) to redeem all notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the Second Change of Control Payment Date.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer.

Certain Covenants

Limitation on Liens

We will not, and will not permit any Restricted Subsidiaries to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

●	Liens existing as of the Issue Date;

●	Liens granted after the Issue Date created in favor of the holders of such notes;

●	Liens created in substitution of, or as replacements for, any Liens described in the preceding two bullet points; provided that based on a good faith determination of one of our Financial Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such substitutions or replacements); and

●	Permitted Liens.

Limitation on Sale and Lease-back Transactions

We will not, and we will not permit any of our Restricted Subsidiaries, to enter into any Sale and Lease-Back Transaction covering any Principal Property, unless:

●	the Company or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale and Lease-Back Transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above; or

●	the Company or the applicable Subsidiary applies an amount equal to the Attributable Liens with respect to such Sale and Lease-back Transaction to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such Sale and Lease-back Transaction; provided that, in lieu of applying such amount to such retirement, repayment or prepayment, the Company or any Subsidiary may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to the Company or such Subsidiary.

Because the definition of Principal Property covers only buildings, structures or other facilities together with the underlying land and fixtures that we own in the United States, facilities elsewhere in the world are excluded from the operation of the covenants described above. There are currently no Liens on, or any Sale and Lease-back Transactions covering, any property that would potentially qualify as Principal Property that would require any debt securities to be secured equally and ratably with (or prior to) Indebtedness secured by such Lien. We believe that we currently have no property that would qualify as Principal Property, and as such, none of our subsidiaries would qualify as a Restricted Subsidiary.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

●	either (a) we are the Person formed by or surviving any such consolidation or merger (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (b) the Person (if other than us) formed by such consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

●	if we are not the continuing Person, the Successor Company expressly assumes our obligations with respect to the notes and the indenture pursuant to a supplemental indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	if we are not the continuing Person, we have or the Successor Company has delivered to the trustee the certificates and opinions required under the indenture.

Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Company shall succeed to, and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such Successor Company had been named as the Company therein; and when a Successor Company duly assumes all of our obligations and covenants pursuant to the indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants above.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries, without duplication, incurred after the Issue Date and secured by Liens incurred in reliance on the final bullet point in the definition of “Permitted Liens” below and (2) the then existing Attributable Liens of the Company and its Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date incurred in reliance on the final bullet point in the definition of “Permitted Liens” below; provided that any such Attributable Liens will be excluded from this clause (2) to the extent that the Indebtedness relating thereto is included in clause (1) of this definition; provided, further, that in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Person has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Attributable Liens” means in connection with a Sale and Lease-back Transaction the lesser of (1) the fair market value of the assets subject to such transactions as determined in good faith by an Officer of the Company and (2) the present value (discounted at a rate of interest per annum implicit in the terms of such lease) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Board of Directors” means our Board of Directors or any committee thereof duly authorized to act on behalf of our Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1) we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of our Voting Stock; provided, however, that for purposes of this clause (1) a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of another Person, and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person; or

(2) we sell, convey, transfer or lease (either in one transaction or a series of related transactions) all or substantially all assets of our and our Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than us or any of our Subsidiaries), other than any such merger or consolidation where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of our Debt Ratings within the Ratings Decline Period for such Change of Control by two of the three Rating Agencies to a level that is lower than an Investment Grade Rating by such Rating Agencies; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if one of the applicable Rating Agencies making the reduction in rating does not publicly announce or confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of us and our Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Debt Rating” means, as of the date of determination, with respect to any Rating Agency, the rating as determined by such Rating Agency of our non-credit enhanced, senior unsecured long-term debt.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.

“Financial Officer” means any of the chief financial officer, principal accounting officer, vice president of finance, treasurer or corporate controller or most senior financial officer of us.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the indenture shall utilize GAAP as in effect on the Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided that the term Guarantee shall not include customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness under the indenture). When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person; and (b) the maximum principal amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).

“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise.

Notwithstanding the foregoing, Indebtedness shall not include third party obligations included in the Company’s financial statements as a result of variable interest entity accounting or any Indebtedness among the Company and its Restricted Subsidiaries.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Issue Date” means the date of original issuance of the notes under the indenture.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Permitted Liens” means:

●	Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such assets, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

●	(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by us or any Restricted Subsidiary of any Person then owning such property, excluding any Liens put in place in anticipation or contemplation of such acquisition by us or any Restricted Subsidiary; provided that with respect to clause (a), the Liens shall be given within 12 months after the later of (i) such acquisition and/or the completion of any development, installation, construction, alteration, improvement, operation or repair, whichever is later, and (ii) the placing into commercial operation of such Principal Property after such acquisition or completion of any construction, alteration, improvement or repair and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

●	Liens in favor of us or one of our Subsidiaries;

●	Liens on any Principal Property in favor of the United States of America or any state thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing, improving or repairing such Principal Property;

●	Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

●	Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days or subject to penalties for non-payment or (ii) which are being contested in good faith by appropriate proceedings;

●	Liens to secure the performance of bids, trade or commercial contracts (including insurance contracts), government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, public, statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or other customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

●	leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

●	easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of us and our Subsidiaries, taken as a whole;

●	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this or the preceding bullet points, or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this or the preceding bullet points; provided that such extension, renewal, substitution or replacement Lien will be limited to all or part of the same property that secured the Lien extended, renewed, substituted or replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such extension, renewal, substitution or replacement);

●	Liens on any real property, buildings or fixtures located at the company’s Mission Bay Campus; and

●	Liens on any Principal Property not described in the preceding bullet points which would otherwise be subject to the restrictions set forth under “—Limitations on Liens” above, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $10.0 billion, and (b) 15.0% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available. We or any Restricted Subsidiary also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

For the avoidance of doubt, the inclusion of specific Liens in the definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility together with the underlying land and its fixtures that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by us or any Restricted Subsidiary, except for any facility that (i) has a net book value, on the date the determination of whether such property is a principal property is being made for purposes of the covenants set forth under “—Limitations on Liens” and “—Limitations on Sale Lease-back Transactions”, of less than 2% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available or (ii) in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Rating Agency” means (1) Moody’s, S&P and/or Fitch, as applicable; and (2) if any ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s, S&P, or Fitch, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of our intention or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended as to any Rating Agency if our Debt Rating, as noted by such Rating Agency, is, as of such 60th calendar day, under publicly announced consideration for downgrade by such Rating Agency.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property.

“Sale and Lease-back Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby we or a Restricted Subsidiary transfers such property to another Person and we or a Restricted Subsidiary leases or rents it from such Person, unless (i) such transaction was entered into prior to or within 12 months after the Issue Date; (ii) such transaction was for the lease back to the Company or a Restricted Subsidiary by the Company or any Subsidiary of any Principal Property; (iii) such transaction involves a lease of a Principal Property executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the latest of (a) the acquisition, the completion of construction or improvement, alteration or repair of such Principal Property, and (b) the placing into commercial operation after the acquisition, completion, improvement, alteration or repair, of such Principal Property; or (iv) such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Subsidiary within a period of not more than three years).

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of us.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Defaults Under the Indenture.”

An “Event of Default” with respect to a series of notes occurs if:

●	we fail to pay interest on any of the notes of such series when due and payable and that failure continues for 30 consecutive days;

●	we fail to pay the principal of, or premium, if any, on, any of the notes of such series at its maturity or when otherwise due and payable;

●	we fail to perform any covenant in the indenture with respect to the notes of such series and that failure continues for 90 consecutive days after we receive written notice as provided in the indenture; or

●	certain actions are taken relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any Restricted Subsidiary of ours and, in certain circumstances, remain in effect for 60 consecutive days.

If an Event of Default with respect to the notes of a series occurs and continues, except for the bankruptcy, insolvency or reorganization actions referred to above with respect to us, then the trustee or the holders of at least 25% in principal amount of the outstanding notes of the applicable series may require us to repay immediately the principal of, and any unpaid premium and interest on, all outstanding notes of such series. The holders of at least a majority in principal amount of the outstanding notes of such series may rescind and annul that acceleration if all Events of Default with respect to the notes of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. An Event of Default arising from the bankruptcy, insolvency or reorganization actions referred to above shall cause the principal of, and any unpaid premium and interest on, all notes to become immediately due and payable without any declaration or other act by the trustee, the holders of the notes or any other party.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holder of notes, unless the holders offer, and, if requested, provide, indemnity satisfactory to the trustee. If the holders offer, and, if requested, provide, indemnity satisfactory to the trustee, then the holders of at least a majority in principal amount of the outstanding notes of an applicable series will have the right, subject to some limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes of such series;

●	the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request, and offered, and if requested, provided, indemnity satisfactory to the trustee to institute a proceeding as trustee;

●	the trustee has failed to institute the requested proceeding within 60 consecutive days after receipt of such notice; and

●	the trustee has not received from the holders of at least a majority in principal amount of the outstanding notes of that series a direction inconsistent with the request during that 60-day period.

However, the holder of any note will have the absolute and unconditional right to receive payment of the principal of, and premium, if any, and interest on, that note as expressed therein, and to institute suit for the enforcement of any such payment.

We are required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement as to the absence of some Defaults under the indenture. Within 90 days after the occurrence of an Event of Default the trustee shall give notice of such Event of Default or of any event which, after notice or lapse of time or both, would become an Event of Default, known to it, to the holders of the notes, except that, in the case of a Default other than a payment default, the trustee may withhold notice if the trustee determines that withholding notice is in the interest of the holders.

Defeasance

Full Defeasance. We can legally release ourselves from any payment or other obligations on the notes of any series (called “full defeasance”) if the following conditions are met:

●	we deposit in trust for your benefit and the benefit of all other beneficial owners of the notes of the same series a combination of money and/or foreign government securities in an amount sufficient in the written opinion of or as certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants that will generate enough cash to make interest, principal, any premium and any other payments on the notes of such series on their various due dates;

●	there is a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the notes would be treated as though we took back your notes and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the notes you are deemed to give back to us;

●	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

●	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the full defeasance have been fulfilled; and

●	no Default or Event of Default has occurred and is continuing on the date of the deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the notes will remain. These include our obligations:

●	to register the transfer and exchange of debt securities;

●	to replace mutilated, destroyed, lost or stolen debt securities;

●	to maintain paying agencies; and

●	to hold money for payment in trust.

Covenant Defeasance. Even absent a change to current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the notes of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, the following conditions must be met:

●	we deposit in trust for your benefit and the benefit of all other beneficial owners of the notes of the same series a combination of money and/or foreign governmental securities in an amount sufficient in the written opinion of or as certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants that will generate enough cash to make interest, principal, any premium and any other payments on the notes of such series on their various due dates;

●	we deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves when due;

●	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the covenant defeasance have been fulfilled; and

●	no Default or Event of Default has occurred and is continuing on the date of the deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the Event of Default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

For purposes of the notes, the description below under this section titled “—Modification and Waiver” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification of Indenture; Waiver.”

We, together with the trustee, may modify or amend the indenture and the terms of the notes of a series with the consent of the holders of at least a majority in principal amount of the outstanding notes of such series; provided that no modification or amendment may, without the consent of each affected holder of the notes of the affected series:

●	change the stated maturity of the principal of, or any installment of interest on, any note;

●	reduce the principal of, or rate of interest on, any note;

●	reduce any amount payable upon the redemption or purchase at the option of the holder of any note;

●	change any place of payment where, or the currency in which, any principal of, or premium, if any, or interest on, any note is payable;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity or redemption date; or

●	reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series; provided, however, that the holders of a majority in principal amount of the outstanding notes of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. In addition, the holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance with any other provision of the indenture or the notes, including compliance with our covenants described above under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Limitation on Sale and Lease-back Transactions.”

In addition, we, together with the trustee, may modify or amend the indenture and the terms of the notes without seeking the consent of any holders of the notes to:

●	allow our successor to assume our obligations under the indenture and the notes pursuant to the provisions described above under the heading “—Certain Covenants, Consolidation, Merger and Sale of Assets”;

●	add to our covenants for the benefit of the holders of the notes or the trustee, paying agent, security registrar or other agent or similar person or surrender any right or power we have under the indenture;

●	add any additional events of default;

●	add to or change any provisions of the indenture to the extent necessary to permit or facilitate the issuance of notes in uncertificated form;

●	amend or supplement any provision contained in the indenture or in any supplemental indentures to the extent such amendment or supplement does not apply to any outstanding notes issued prior to the date of such amendment or supplement and entitled to the benefits of such provision;

●	secure the notes and provide for the terms of the release of such security;

●	add guarantees with respect to our obligations under the notes and provide for the terms of the release of such guarantees;

●	provide for a successor trustee with respect to the notes or otherwise change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

●	provide for the issuance of additional notes to the extent permitted under the indenture;

●	provide for a co-obligor with respect to the notes;

●	cure any ambiguity, omission, defect or inconsistency, as determined in good faith by us;

●	conform the indenture to the description of the notes contained in this prospectus supplement and in the accompanying prospectus;

●	comply with the rules and regulations of Euroclear or Clearstream or any other clearing system and the rules and regulations of any securities exchange or automated quotation system on which the notes may be listed or traded; or

●	make any other amendment or supplement to the indenture as long as that amendment or supplement does not adversely affect the rights of the holders of any notes in any material respect, as determined in good faith by us.

No amendment or supplement to the indenture made solely to conform the indenture to this description of the notes contained in this prospectus supplement and in the accompanying prospectus will be deemed to adversely affect the interests of the holders of the notes.

Provision of Financial Information

We will file with the trustee, within 15 days after we have filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the delivery of reports, information and documents to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the trustee shall have no responsibility whatsoever to determine if such filings have been made.

Book-Entry; Delivery and Settlement

We have obtained the information in this section concerning Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) and their book-entry systems and procedures from sources we believe to be reliable. The description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

The notes will be issued in the form of one or more fully registered global notes (the “global notes”) and will be deposited with a common depositary for, and in respect of interests held through, Clearstream and Euroclear. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Clearstream or Euroclear or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Those beneficial interests will be held in denominations of €100,000 and additional multiples of €1,000 in excess thereof. Investors may hold notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons that are not Clearstream or Euroclear participants may beneficially own notes held by the common depositary for Clearstream and Euroclear only through direct or indirect participants in Clearstream and Euroclear. So long as the common depositary for Clearstream and Euroclear is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the notes represented by the global note under the indenture and the global note.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. We, the trustee and the paying agent have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We, the trustee and the paying agent also do not supervise these systems in any way.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NA (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”).

All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its depositary.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.

The Euroclear Operator advises as follows: under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Distributions with respect to the notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures.

Clearstream and Euroclear Arrangements

So long as Clearstream or Euroclear or their nominee or their common depositary is the registered holder of the global notes, Clearstream, Euroclear or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, premium, if any, and interest in respect of the global notes will be made to Clearstream, Euroclear or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, transfer agent, paying agent and registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Clearstream or Euroclear from the paying agent to the cash accounts of Clearstream or Euroclear customers in accordance with the relevant system’s rules and procedures.

Because Clearstream and Euroclear can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Brussels or Luxembourg, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear will credit payments to the cash accounts of Clearstream Customers or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the applicable global notes. We will also issue the notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the global notes and, in that event, will issue the notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his or her attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

U.S. Bank Trust Company, National Association will be the trustee, registrar and transfer agent with respect to the notes. U.S. Bank Europe DAC, UK Branch will initially act as paying agent with respect to the notes.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or holders subject to special treatment under U.S. federal income tax laws (including traders, brokers or dealers in securities, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, pension funds, insurance companies, government instrumentalities or agencies, persons who hold notes as part of a hedging, straddle, integration, conversion or constructive sale transaction, holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering, U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, certain former U.S. citizens or long-term residents, non-U.S. trusts that have U.S. beneficiaries, retirement plans, individual retirement accounts or other tax deferred accounts, controlled foreign corporations, passive foreign investment companies, partnerships and other flow-through entities or arrangements (including entities or arrangements treated as partnerships or flow-through entities for U.S. federal income tax purposes)). This discussion does not address the Medicare contribution tax on net investment income, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, any aspect of U.S. federal taxation other than U.S. federal income taxation (such as estate and gift tax laws) or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and holds the notes as capital assets.

This summary is based on the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”), rulings and pronouncements and judicial decisions in effect as of the date of this prospectus supplement, which are subject to differing interpretations and could change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. We urge you to consult with your tax advisor about the U.S. federal income tax and other tax consequences of an investment in the notes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of such a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

EACH PROSPECTIVE HOLDER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES BASED UPON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.

U.S. Holders

As used in this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of the Code).

Stated Interest

Stated interest on a note generally will be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount, and the difference is not less than a statutorily defined de minimis amount (as set forth in the Code), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Original issue discount generally will be accrued in euros and translated into dollars at the average exchange rate in effect during the interest accrual period (or portion thereof within the holder’s taxable year). The U.S. Holder generally will recognize foreign currency gain or loss to the extent the amount accrued differs from the U.S. dollar value of the euro amounts when received.

A U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of interest on a note will be required to include in ordinary income the U.S. dollar value of the euro interest payment determined based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars. A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the holder’s taxable year), or at the holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

A U.S. Holder who uses the accrual method will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note (including amounts received upon the sale of a note attributable to accrued interest previously included in income as described below under “—Sale or Other Taxable Disposition of a Note”) if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will generally be treated as ordinary income or loss and will not be treated as an adjustment to interest income received on the note.

Effect of Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. See discussions above under “Description of Notes—Optional Redemption,” “Description of Notes—Payment of Additional Amounts,” and “Description of Notes—Repurchase Upon a Change of Control”. The obligation to make such payments may implicate the provisions of U.S. Treasury regulations relating to contingent payment debt instruments (“CPDIs”). One or more contingencies will not cause the notes to be treated as CPDIs if, as of the issue date, each such contingency, individually and in the aggregate, is remote or incidental, in certain circumstances, it is significantly more likely than not that such contingency will not occur, or the possibility of such contingencies is otherwise disregarded for purposes of the applicable rules. We believe and intend to take the position that the potential for additional payments on the notes should not cause the notes to be treated as CPDIs. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS were to take a contrary position and such position were sustained, note holders could be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat all or a portion of any gain recognized on a sale or other taxable disposition of a note as ordinary income rather than capital gain. In the event a contingent payment is actually made, although it is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is paid in accordance with the holder’s regular method of tax accounting. Prospective holders of the notes should consult their tax advisors regarding the possible application of the CPDI rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of a Note

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s tax basis in a note generally will be the U.S. dollar value of the purchase price of that note on the date of purchase. The amount realized will be equal to the sum of the U.S. dollar value of the currency received calculated at the exchange rate in effect on the date the instrument is sold, exchanged, retired, redeemed or otherwise disposed of in a taxable disposition and the fair market value of any property received in exchange for the note. If the notes are treated as traded on an established securities market, a U.S. Holder who uses the cash method, and if it so elects, a U.S. Holder who uses the accrual method, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to U.S. Holders who use the accrual method in respect of the purchase and sale of notes traded on an established securities market must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors about the availability of this treatment (and in the case of accrual basis U.S. Holders, the advisability of making this election).

Subject to the foreign currency rules described below, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. In general, for non-corporate taxpayers, long-term capital gains currently are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to significant limitations. U.S. Holders should consult their tax advisors regarding the treatment of capital gains and losses.

Gain or loss recognized by a U.S. Holder on the sale, exchange, redemption or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the U.S. Holder held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the note. In addition, upon the sale, exchange, redemption or retirement of a note, a U.S. Holder that uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss realized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the disposition. For a U.S. Holder that uses the accrual method and does not make the election described above, the foreign currency gain or loss may include amounts attributable to changes in exchange rates between the trade date and the settlement date of the sale or other disposition of the note.

Reportable Transactions

A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. Holder may be required to treat a foreign currency exchange loss relating to a note as a reportable transaction if the loss equals or exceeds $50,000 in a single taxable year if the U.S. Holder is an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a note constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. Holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules.

Backup Withholding and Information Reporting

Payments of interest and principal on a note and the proceeds of the sale or other taxable disposition of a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax (currently at a rate of 24%) if the recipient of such payment fails to timely provide a U.S. taxpayer identification number, certified under penalties of perjury, as well as certain other information on an IRS Form W-9, or otherwise fails timely to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder’s U.S. federal income tax liability (if any), provided the required information is furnished timely to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding based upon their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust, and (ii) not a U.S. Holder.

Interest

Subject to the discussions below concerning backup withholding and FATCA, U.S. federal income or withholding tax generally will not apply to a payment of interest on a note to a Non-U.S. Holder, provided that:

●	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
●	the Non-U.S. Holder is not a “controlled foreign corporation” (generally, a foreign corporation more than 50% (by vote or value) of the stock of which is owned, actually or constructively, by one or more U.S. persons that each own, actually or constructively, at least 10% (by vote or value) of such stock) related to us, actually or constructively, through stock ownership;

●	such interest payments are not “effectively connected” with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such Non-U.S. Holder would generally be subject to tax as described below under the heading “—U.S. Trade or Business”);
●	either (A) such Non-U.S. Holder provides, among other things, its name and address, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or applicable successor form), under penalties of perjury, that it is not a United States person (within the meaning of the Code) or (B) a securities clearing organization or one of certain other financial institutions holding the note or otherwise acting on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such IRS Form has been received by it and furnishes us or our paying agent with a copy thereof; and
●	we or our paying agent, or another applicable withholding agent, do not have actual knowledge or reason to know that any of the information, certifications or statements in the IRS Form W-8 are incorrect.

If any of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Prospective Non-U.S. Holders should consult their tax advisors regarding these certification requirements and any alternative methods for satisfying the certification requirements described above.

Sale or Other Taxable Disposition of a Note

Subject to the discussions below of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the Non-U.S. Holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met. Any amounts attributable to accrued interest, however, will be treated as described above under “—Interest.”

U.S. Trade or Business

If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), then the Non-U.S. Holder will be exempt from U.S. withholding tax (subject to the discussion of FATCA below), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain as if it were a “United States person” (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty. A Non-U.S. Holder may establish that interest or gain is effectively connected with a trade or business in the United States by timely delivering a properly executed IRS Form W-8ECI.

Backup Withholding and Information Reporting

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person (within the meaning of the Code) in order to avoid information reporting and backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any), and may entitle such Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

In addition, we are required to report annually to the IRS and each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld, other than with respect to certain exempt recipients, including corporations. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of notes.

Foreign Account Tax Compliance Act

FATCA imposes a 30% withholding tax on payments of interest in respect of the notes made to (a) foreign financial institutions (including investment funds and including in certain instances where such institutions are acting as intermediaries), unless they agree to collect and disclose to the IRS (or, if required under an intergovernmental agreement between the U.S. and an applicable foreign country, report such information to a local tax authority) information regarding their direct and indirect U.S. account holders; or (b) certain non-financial foreign entities unless such an entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” generally by providing an IRS Form W-8BEN-E (which we will in turn provide to the IRS), unless certain exemptions apply. Although withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of notes, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations or other official guidance, may modify these requirements.

Prospective holders of notes should consult their tax advisors regarding the relevant U.S. law and other official guidance regarding FATCA.

Underwriting

Subject to the terms and conditions contained in an underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman Sachs & Co. LLC, BNP PARIBAS, Deutsche Bank AG, London Branch, Merrill Lynch International, Morgan Stanley & Co. International plc, are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes of each series that appears opposite its name in the table below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Goldman Sachs & Co. LLC	€	€	€	€	€
BNP PARIBAS
Deutsche Bank AG, London Branch
Merrill Lynch International
Morgan Stanley & Co. International plc
Total	€	€	€	€	€

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of   % of the aggregate principal amount of the 20   notes,  % of the aggregate principal amount of the 20  notes,  % of the aggregate principal amount of the 20  notes,  % of the aggregate principal amount of the 20  notes and  % of the aggregate principal amount of the 20  notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of   % of the aggregate principal amount of the 20   notes,  % of the aggregate principal amount of the 20  notes,  % of the aggregate principal amount of the 20  notes,  % of the aggregate principal amount of the 20  notes and  % of the aggregate principal amount of the 20  notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	€

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately €  , or $            .

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Each series of notes is a new issue of securities and there is currently no established trading market for the notes. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

Currently, there is no public market for the notes. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering of the notes, Goldman Sachs & Co. LLC (in this capacity, the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) is not required to engage in any of these activities, and may discontinue them at any time and without notice. We cannot assure you that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. To the extent required under applicable law, any stabilization action may only begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment will be conducted by the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) in accordance with applicable laws and rules.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.  Certain of the underwriters or their affiliates who have a lending relationship with us routinely hedge, have hedged and/or may hedge their credit exposure to us, and certain of those underwriters or their affiliates are likely in the future to hedge or otherwise reduce their exposure to us, in each case, consistent with their customary risk management policies.

Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, potentially including the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, certain underwriters and/or their affiliates are lenders under our revolving credit agreement, our bridge credit agreement and our term loan agreements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments, including our existing senior notes.

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about     , 2026, which is the fifth London business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors in this regard.

Notices to Prospective Investors

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the DISC for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the FSMA, and any offer of the notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA. This prospectus supplement and the accompanying prospectus are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus supplement and the accompanying prospectus are not being distributed to, and must not be passed on to, the general public in the United Kingdom. Such documents are only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Order and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Validity of the Notes

The validity of the notes offered hereby will be passed upon for us by Cooley LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Uber. The address of the SEC website is www.sec.gov.

We maintain a website at www.uber.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-38902):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 6, 2026, and our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the SEC on August 5, 2026;
●	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A relating to our 2026 annual meeting of stockholders, filed with the SEC on March 23, 2026 and Amendment No. 1 to our Definitive Proxy Statement on Schedule 14A relating to our 2026 annual meeting of stockholders, filed with the SEC on April 20, 2026; and
●	our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, February 4, 2026, May 8, 2026, May 11, 2026, July 16, 2026 and August 7, 2026, to the extent the information in such reports is filed and not furnished.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus and will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Uber Technologies, Inc.

1725 3rd Street

San Francisco, California 94158

(415) 612-8582

Attention: Corporate Secretary

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Guarantees

Units

From time to time, we or selling securityholders may offer and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, purchase contracts, or guarantees, either individually or as units in combination with other securities. We or selling securityholders may also offer the securities described in this prospectus upon the conversion or exercise of other securities described in this prospectus.

Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “UBER.” On February 12, 2026, the last reported sale price for our common stock on the New York Stock Exchange was $71.22 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell shares of our common stock, preferred stock, various series of debt securities, warrants to purchase any of such securities, purchase contracts, or guarantees, either individually or as units in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section entitled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information that is different or in addition to the information contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Uber,” “we,” “us,” and “our” refer to Uber Technologies, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiaries. “Uber”, the Uber logo, and other trademarks or service marks of Uber appearing in this prospectus are the property of Uber. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

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THE COMPANY

Uber Technologies, Inc. is a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform (“platform(s)” or “Platform(s)”).

Our technology is available in over 70 countries around the world, principally in the United States (“U.S.”) and Canada, Latin America, Europe (excluding Russia), the Middle East, Africa, and Asia Pacific (excluding China and Southeast Asia).

Corporate Information

We were founded in 2009 and incorporated as Ubercab, Inc., a Delaware corporation, in July 2010. In February 2011, we changed our name to Uber Technologies, Inc. Our principal executive offices are located at 1725 3rd Street, San Francisco, California 94158, and our telephone number is (415) 612-8582.

Our website address is www.uber.com and our investor relations website is located at www.investor.uber.com. Information contained on or accessible through our websites is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website addresses in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to successfully defend litigation and government proceedings brought against us, including with respect to our relationship with drivers and couriers, and the potential impact on our business operations and financial performance if we are not successful;
•	our ability to successfully compete in highly competitive markets;
•	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, ability to generate or maintain positive Adjusted EBITDA or Free Cash Flow, expenses, and other results of operations;
•	our expectations regarding future operating performance, including but not limited to our expectations regarding future Monthly Active Platform Consumers (“MAPCs”), Trips, Gross Bookings, and Revenue Margin (defined as revenue as a percentage of Gross Bookings);
•	our expectations regarding our competitors’ use of incentives and promotions and the effects of such incentives and promotions on our growth and results of operations;
•	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;
•	our anticipated capital expenditures and our estimates regarding our capital requirements;
•	our ability to close and integrate acquisitions into our operations;
•	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;
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•	the size of our addressable markets, market share, category positions, and market trends, including our ability to grow our business in the countries we have identified as expansion markets;
•	the safety, affordability, and convenience of our platform and our offerings;
•	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
•	our ability to effectively manage our growth and maintain and improve our corporate culture;
•	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;
•	our ability to maintain, protect, and enhance our intellectual property rights;
•	our ability to introduce new products and offerings and enhance existing products and offerings;
•	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;
•	our ability to successfully renew licenses to operate our business in certain jurisdictions;
•	our ability to successfully respond to global economic conditions, including rising inflation and interest rates;
•	the availability of capital to grow our business;
•	volatility in the business or stock price of our minority-owned entities;
•	our ability to meet the requirements of our existing debt and draw on our line of credit;
•	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;
•	our ability to comply with existing, modified, or new laws and regulations applying to our business;
•	the impact of a catastrophic event such as a disease, weather event, war, or terrorist attack on our business, results of operations, financial position and cash flows;
•	our ability to implement, maintain, and improve our internal control over financial reporting; and
•	our anticipated use of the net proceeds from offerings of our securities under this prospectus.

These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. We undertake no obligation to update or revise any forward-looking statements to reflect circumstances after the date of any such statement or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation and amended and restated bylaws as our certificate of incorporation and bylaws, respectively.

General

Our authorized capital stock consists of 5,010,000,000 shares, all with a par value of $0.00001 per share, of which:

•	5.0 billion shares are designated as common stock; and
•	10.0 million shares are designated as preferred stock.

Our shares of common stock are not redeemable and have no preemptive rights. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional authorized shares of our capital stock.

Common Stock

Holders of our common stock are entitled to one vote per share on any matter submitted to our stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 10.0 million shares of our preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. As of December 31, 2025 no shares of preferred stock were outstanding. The prospectus supplement relating to an offering of a particular class or series of preferred stock will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;
•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;
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•	any redemption or sinking fund provisions;
•	the convertibility or exchangeability of the preferred stock;
•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;
•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;
•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;
•	any listing of the preferred stock on any securities exchange; and
•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions only at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our board of directors has the right to elect directors to fill vacancies created by the expansion of our board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Anti-Takeover Statute

We are subject to, and have not opted out of, Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
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In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us or our directors, officers, or employees arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws; (v) any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

Listing on the New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the trading symbol “UBER.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have issued and will issue debt securities under the indenture between us and U.S. Bank Trust Company, National Association (the “trustee”), dated as of September 9, 2024 (the “indenture”), and the related supplemental indenture for the relevant series of debt securities. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. The indenture was qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets set forth in a prospectus supplement applicable to a particular series of debt securities, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series including the form of the certificate of authentication for such series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 or any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger, or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
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•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the payment of cash as well as the delivery of securities. We will include provisions as to settlement upon conversion or exchange. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we default in the payment of any installment of interest upon any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we default in the payment of the principal of (or premium, if any, on) any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other of its covenants or agreements with respect to that series contained in the indenture or otherwise established with respect to the debt securities (other than a covenant or agreement that has been expressly included in the indenture solely for the benefit of the debt securities) specifically relating to another series of debt securities, and our failure continues) for a period of 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency, or reorganization occur.
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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity or security satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change the indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above in the subsection entitled “—Consolidation, Merger, or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the subsection entitled “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, each time we issue such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such securities or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
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•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms that apply to any purchase contracts we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts we may offer will describe the specific terms of the purchase contracts it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the purchase contracts, the applicable prospectus supplement will contain a summary of certain U.S. federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

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DESCRIPTION OF GUARANTEES

We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

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DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

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PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades, or a combination of these methods, or through any other methods described in a prospectus supplement. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, directly to one or more purchasers, or as otherwise described in a prospectus supplement. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers, or agents, if any;
•	the name or names of the selling securityholders, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

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We or selling securityholders may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Uber. The address of the SEC website is www.sec.gov.

We maintain a website at www.uber.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38902):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026;
•	our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, February 4, 2026 (only with respect to Item 5.02) to the extent the information in such reports is filed and not furnished; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 7, 2019, including any amendments or reports filed for the purposes of updating this description.
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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Uber Technologies, Inc.

1725 3rd Street

San Francisco, California 94158

(415) 612-8582

Attention: Corporate Secretary

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Preliminary Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BNP PARIBAS	BofA Securities	Deutsche Bank	Morgan Stanley

, 2026